Exhibit 10.4

CEVA, INC. 2011 STOCK INCENTIVE PLAN

NOTICE OF PERFORMANCE STOCK UNIT AWARD - FOR ISRAELI RESIDENT GRANTEES

Grantee’s Name: [●]

You (the “Grantee”) have been granted Performance Stock Units (the “Award”), subject to the terms and conditions of this Notice of Performance Stock Unit Award For Israeli Resident Grantees (the “Notice”), the CEVA, Inc. 2011 Stock Incentive Plan, as amended from time to time (the “Plan”), the Israeli Sub-Plan of the Plan (the “Sub-Plan”) and the Restricted Stock Unit Award Agreement (the “Award Agreement”) attached hereto, as follows. Unless otherwise provided herein, the terms defined in the Plan and the Sub-Plan shall have the same defined meanings in this Notice. In the event of any inconsistency or contradiction between any of the terms of this Notice and the provisions of the Plan or the Sub-Plan, the terms and provisions of this Notice shall prevail.

Date of Award: February 20, 2020

Vesting Commencement Date: February 20, 2020

Total Number of Performance Stock Units Awarded (the “PSUs”): [●]

Type of Award:	X	102 Capital Gains Track Option Award (with Trustee)

102 Ordinary Income Track Option Award (with Trustee)

102 Non Trustee Option Award

3(i) Option Award

Other ______________________________________________

Vesting Schedule:

Subject to the Grantee’s Continuous Service and other limitations set forth in this Notice, the Plan, the Sub-Plan and the Award Agreement, in each case as described below, the PSUs shall vest upon the first to occur of the following:

Earnings Per Share

The PSUs shall vest if the Company’s non-GAAP earnings per share reaches three times the Company’s 2018 non-GAAP earnings per share of $[●] during the EPS Performance Period (the “EPS Goal”). The PSUs shall immediately vest on the date that the Board determines the EPS Goal was achieved, subject to the Grantee’s Continuous Service through such date.

“EPS Performance Period” means January 1, 2020 through December 31, 2022.

The Board shall determine achievement of the EPS Goal, in its sole discretion and the Board’s determinations shall be final and binding.

Absolute TSR

The PSUs shall vest if the Company’s Market Capitalization reaches and remains at or above $1 billion for 30 consecutive trading days, as determined after market close on the thirtieth such consecutive trading day, during the Absolute TSR Performance Period (the “Absolute TSR Goal”). The PSUs shall immediately vest on the date that the Board determines the Absolute TSR Goal was achieved, subject to the Grantee’s Continuous Service through such date.

“Market Capitalization” means the number of fully diluted Shares multiplied by the Fair Market Value and as reported by Yahoo! Finance.

“Absolute TSR Performance Period” means January 1, 2020 through December 31, 2022.

The Board shall determine achievement of the Absolute TSR Goal in its sole discretion and the Board’s determinations shall be final and binding.

The PSUs will vest only if and to the extent that the Absolute TSR Goal or the EPS Goal is achieved. In the event that neither the Absolute TSR Goal nor the EPS Goal is achieved, the PSUs shall be forfeited and deemed reconveyed to the Company and the Company shall thereafter be the legal and beneficial owner of such reconveyed PSUs and shall have all rights and interest in or related thereto without further action by the Grantee.

For purposes of this Notice and the Award Agreement, the term “vest” shall mean, with respect to any PSUs, that such PSUs are no longer subject to forfeiture to the Company.

Vesting shall cease upon the date the Grantee terminates Continuous Service for any reason, including death or Disability. In the event of termination of the Grantee’s Continuous Service for any reason, including death or Disability, any unvested PSUs held by the Grantee immediately upon such termination of the Grantee’s Continuous Service shall be forfeited and deemed reconveyed to the Company and the Company shall thereafter be the legal and beneficial owner of such reconveyed PSUs and shall have all rights and interest in or related thereto without further action by the Grantee.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Notice and agree that the Award is to be governed by the terms and conditions of this Notice, the Plan, the Sub-Plan and the Award Agreement.

CEVA, Inc.,

a Delaware corporation

By: Yaniv Arieli
Title: CFO
Date of Signature: Date_Of_Signature_Manager

THE GRANTEE ACKNOWLEDGES AND AGREES THAT THE PSUs SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD OF THE GRANTEE’S CONTINUOUS SERVICE (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE AWARD OR ACQUIRING SHARES HEREUNDER). THE GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE, THE AWARD AGREEMENT, THE PLAN OR THE SUB-PLAN SHALL CONFER UPON THE GRANTEE ANY RIGHT WITH RESPECT TO FUTURE AWARDS OR CONTINUATION OF THE GRANTEE’S CONTINUOUS SERVICE, NOR SHALL IT INTERFERE IN ANY WAY WITH THE GRANTEE’S RIGHT OR THE RIGHT OF THE COMPANY OR RELATED ENTITY TO WHICH THE GRANTEE PROVIDES SERVICES TO TERMINATE THE GRANTEE’S CONTINUOUS SERVICE, WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE. THE GRANTEE ACKNOWLEDGES THAT UNLESS THE GRANTEE HAS A WRITTEN EMPLOYMENT AGREEMENT WITH THE COMPANY TO THE CONTRARY, THE GRANTEE’S STATUS IS AT WILL.

The Grantee acknowledges receipt of a copy of the Plan, the Sub-Plan and the Award Agreement, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Award subject to all of the terms and provisions hereof and thereof. The Grantee has reviewed this Notice, the Plan, the Sub-Plan, and the Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice, and fully understands all provisions of this Notice, the Plan, the Sub-Plan and the Award Agreement. The Grantee hereby agrees that all questions of interpretation and administration relating to this Notice, the Plan, the Sub-Plan and the Award Agreement shall be resolved by the Administrator in accordance with Section 8 of the Award Agreement. The Grantee further agrees to the venue selection and waiver of a jury trial in accordance with Section 9 of the Award Agreement. The Grantee further agrees to notify the Company upon any change in the residence address indicated in this Notice.

To the extent an Approved 102 Option, as defined below, is designated above, the Grantee declares and acknowledges: (i) that he or she fully understand that Section 102 of the Ordinance and the rules and regulations enacted thereunder apply to the Award specified in this Notice and to him or her; and (ii) that he or she understands the provisions of Section 102, the tax track chosen and the implications thereof. In addition, the terms of the Award shall also be subject to the terms of the Trust Agreement made between the Company and the Trustee for the benefit of the Grantee (the “Trust Agreement”), as well as the requirements of the Israeli Income Tax Commissioner. The grant of the Award is conditioned upon the Grantee signing all documents requested by the Company, the Employer or the Trustee, in accordance with and under the Trust Agreement. A copy of the Trust Agreement is available for the Grantee’s review, during normal working hours, at Company’s offices.

Date of Signature: Date_Of_Signature_Employee

Grantee Name: [●]

As part of the CEVA RSU grant you have recently received, we refer you to read and be aware of the 2011 Prospectus and 2011 Stock Incentive Plan which can be found in CEVA’s intranet.

3